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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2007
BFC FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

FLORIDA	001-09071	59-2022148

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 West Cypress Creek Road, Fort Lauderdale, Florida	33309

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (954) 940-4900
Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
1.     Proposed Merger to Simplify Corporate Structure
     In order to simplify its corporate structure, BFC Financial Corporation (“BFC”) is proposing, subject to receipt of shareholder approval, a merger with its 45.5% subsidiary, I.R.E. Realty Advisory Group, Inc. (“I.R.E. RAG”). I.R.E. RAG’s sole assets are 4,764,285 shares of BFC Class A Common Stock and 500,000 shares of BFC Class B Common Stock. Upon consummation of the proposed merger, the shareholders of I.R.E. RAG, other than BFC, will receive an aggregate of approximately 2,601,300 shares of BFC Class A Common Stock and 273,000 shares of BFC Class B Common Stock, representing their respective pro rata ownership interests in I.R.E. RAG, and the 4,764,285 shares of BFC Class A Common Stock and 500,000 shares of BFC Class B Common Stock currently held by I.R.E. RAG will be canceled. As a result, the proposed merger will neither increase the number of shares of BFC Class A Common Stock or Class B Common Stock outstanding nor change the outstanding shares for calculating earnings per share. The shareholders of I.R.E. RAG, other than BFC, are Levan Enterprises, Ltd. and I.R.E. Properties, Inc., each of which is an affiliate of Alan B. Levan, Chief Executive Officer, President and Chairman of the Board of Directors of BFC. The Board of Directors of BFC approved the proposed merger on September 10, 2007.
     The proposed merger is intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and is subject to the approval of BFC’s shareholders.
     BFC intends to file a definitive proxy statement and related materials in connection with its 2007 annual meeting of shareholders which will include information concerning the proposed merger and furnish the definitive proxy statement to its shareholders. Shareholders of BFC are advised to read the definitive proxy statement when it is finalized and distributed because it will contain important information. Shareholders of BFC will be able to obtain a free-of-charge copy of the definitive proxy statement and other relevant documents (when available) filed with the SEC from the SEC’s web site at http://www.sec.gov. Shareholders of BFC will also be able to obtain a free-of-charge copy of the definitive proxy statement and other relevant documents (when available) by directing a request by mail to the attention of the Corporate Secretary at BFC’s main offices at 2100 West Cypress Creek Road, Fort Lauderdale, FL 33309, or by calling 954-940-4900.
     BFC and certain of its directors and officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from shareholders in connection with the proposed merger. Information concerning the interests of the persons who may be considered “participants” in the solicitation will be set forth in the definitive proxy statement relating to the proposed merger. Additional information concerning BFC’s directors and executive officers is set forth in its proxy statements and annual reports on Form 10-K (including any amendments thereto), previously filed with the SEC.
2.     Annual Meeting Information
     On September 10, 2007, the Board of Directors of BFC approved November 19, 2007 as the date for BFC’s 2007 annual meeting of shareholders. Because of the extended period of time between the 2006 annual meeting of shareholders and the 2007 annual meeting of shareholders, shareholders will have additional time to submit proposals for consideration at the 2007 annual meeting of shareholders. To be considered timely, shareholder proposals for consideration at, or to be included in the proxy materials relating to, the 2007 annual meeting of shareholders must be received by 5:00 p.m., Eastern time, on September 28, 2007 at BFC’s main offices at 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309 and be directed to the attention of the Corporate Secretary.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BFC FINANCIAL CORPORATION
Date: September 12, 2007	By:	/s/ Alan B. Levan
		Name:	Alan B. Levan
		Title:	Chief Executive Officer

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